UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 1, 2011
REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-11848 (Commission File Number)	43-1627032 (IRS Employer Identification Number)
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017
(Address of principal executive offices)

Registrant’s telephone number, including area code: (636) 736-7000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On March 4, 2011, Reinsurance Group of America, Incorporated (“RGA”) closed the remarketing of approximately 4.5 million preferred securities with an aggregate accreted value of approximately $158.2 million that were initially issued as a component of its Trust Preferred Income Equity Redeemable Securities (“PIERS Units”).
     When issued, each PIERS Unit initially consisted of (1) a preferred security issued by RGA Capital Trust I, with an annual distribution rate of 5.75 percent and stated maturity of March 18, 2051, and (2) a warrant to purchase at any time prior to December 15, 2050, 1.2508 shares of RGA common stock.
     Approximately 4,402,078 of the warrants were exercised on March 4, 2011, at a price of $35.44 per warrant, resulting in the issuance of 5,506,088 shares, with cash paid in lieu of fractional shares. The warrant exercise price was paid to RGA. The remaining 97,722 warrants underlying the PIERS Units outstanding on March 4, 2011 were redeemed in cash at their redemption amount of $14.56 per warrant.
     As a result of the remarketing, the remarketed preferred securities now have an accreted value of $35.44 per security, which will remain fixed until maturity, with a fixed annual distribution rate of 2.375 percent payable on March 15, 2011 and June 6, 2011. The remarketed preferred securities will mature on June 5, 2011 and the accreted value will be payable on June 6, 2011.
     RGA did not directly receive any proceeds from the remarketing. The proceeds from the remarketing were paid to the selling holders, unless holders timely elected to exercise their warrants in lieu of mandatory redemption, in which case the proceeds were applied on behalf of such selling holders to satisfy in full the exercise price of the warrants. Preferred securities of holders who timely elected to opt out of the remarketing have been adjusted to match the terms of the remarketed preferred securities.
     The remarketed trust preferred securities were registered under RGA’s registration statement on Form S-3 and covered by a prospectus supplement dated March 1, 2011, and related prospectus dated February 15, 2011, copies of which may be obtained from Barclays Capital Inc., c/o Broadridge Integrated Distribution Services, 1155 Long Island Avenue, New York, NY 11717 or by telephone at 888-603-5847 or e-mail at barclaysprospectus@broadridge.com. The shares of common stock underlying the warrants were registered under RGA’s registration statement on Form S-3 and covered by a prospectus supplement dated February 16, 2011 and related prospectus dated February 15, 2011, copies of which may be obtained from RGA, 1370 Timberlake Manor Parkway Chesterfield, Missouri 63017-6039, Attention: Investor Relations or by telephone at (636) 736-7000. This document shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.
Item 3.03 Material Modification to Rights of Security Holders.
     The information set forth under Item 2.04 above is incorporated by reference herein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED
Date: March 4, 2011	By:	/s/ Todd Larson
Todd Larson
Executive Vice President, Treasurer & Corporate Finance

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